EXHIBIT 10.164

ASSIGNMENT OF ASSIGNMENT AGREEMENT

This Assignment of Assignment Agreement (this “Assignment”) is made to be effective as of September 20, 2006, by HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company (“Assignor”), and BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (“Assignee”).

BACKGROUND

A.            Assignor, as Purchaser, has entered into that certain Assignment Agreement dated as of September 11, 2006 (the “Agreement”), with BRE/TZ Acquisitions L.L.C., a Delaware limited liability company, as Assignor, in respect of an agreement to purchase an office building located at 101 S. Tryon Street in the City of Charlotte, County of Mecklenburg, State of North Carolina, as more particularly described in the Agreement.

B.            Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

AGREEMENT

For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor’s interest in the Agreement.  Assignee accepts the assignment and assumes and shall perform all of Assignor’s duties as Purchaser under the Agreement.

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EXECUTED to be effective as of the day and year first above written.

ASSIGNOR:

HARVARD PROPERTY TRUST, LLC,
a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Name:	Gerald J. Reihsen, III
Title:	Executive Vice President – Corporate Development & Legal

ASSIGNEE:

BEHRINGER HARVARD OPERATING
PARTNERSHIP I LP, a Texas limited
partnership

By:	Behringer Harvard REIT I, Inc. Its General Partner

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal